Exhibit 5.1

1271 Avenue of the Americas New York, New York 10020-1401 Tel: +1.212.906.1200 Fax: +1.212.751.4864 www.lw.com FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Moscow
	Boston	Munich
	Brussels	New York
	Century City	Orange County
October 12, 2021	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
The Vita Coco Company, Inc.	Hong Kong	Shanghai
250 Park Avenue South, 7th Floor	Houston	Silicon Valley
New York, NY 10003	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Re:	Registration Statement No. 333-259825

11,500,000 shares of common stock, par value $0.01 per share

Ladies and Gentlemen:

We have acted as special counsel to The Vita Coco Company, Inc., a Delaware public benefit corporation (the “Company”), in connection with the proposed issuance and sale of up to 13,225,000 shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), which includes up to 2,500,000 shares of Common Stock to be issued and sold by the Company (the “Company Shares”) and up to 10,725,000 shares of Common Stock to be sold by the selling stockholders (including up to 1,725,000 shares of Common Stock issuable upon exercise of the underwriters’ option to purchase additional shares from the selling stockholders) (the “Stockholder Shares,” and the Stockholder Shares together with the Company Shares, the “Shares”)). The Shares are included in a registration statement on Form S–1 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on September 27, 2021 (Registration No. 333–259825, as amended, the “Registration Statement”). The term “Shares” shall include any additional shares of common stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, (i) when the Company Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Company Shares will have been duly authorized by all necessary corporate action of the Company, and the Company Shares will be validly issued, fully paid and nonassessable and (ii) the Stockholder Shares have been duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

October 12, 2021

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP